As filed with the Securities and Exchange Commission on October 24, 2012

Registration Statement No. 333-184377

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1009366
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 The American Road

Morris Plains, New Jersey 07950

Tel: (973) 605-8200 Fax: (973) 605-8282

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cynthia L. Sullivan

President and Chief Executive Officer

Immunomedics, Inc.

300 The American Road

Morris Plains, New Jersey 07950

Tel: (973) 605-8200 Fax: (973) 605-8282

(Name, address, including zip code, and telephone number including area code, of agents for service)

Copies to:

Andrew P. Gilbert, Esq.

DLA Piper LLP (US)

300 Campus Drive, Suite 100

Florham Park, New Jersey 07932

(973) 520-2550

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-184377) (the “Registration Statement”) of Immunomedics, Inc. is being filed solely to re-file Exhibit 23.1 to the Registration Statement. Accordingly, this Amendment No. 1 consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, Exhibit 23.1 and the signature page. This Amendment No. 1 does not modify any provision of the Registration Statement except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

The exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Morris Plains, New Jersey on October 24, 2012.

IMMUNOMEDICS, INC.

By:	/s/ Cynthia L. Sullivan
Cynthia L. Sullivan
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

*	Chairman of the Board	October 24, 2012
David M. Goldenberg

/s/ Cynthia L. Sullivan	President and Chief Executive Officer (Principal	October 24, 2012
Cynthia L. Sullivan	Executive Officer)

/s/ Gerard G. Gorman	Senior Vice President, Finance and Chief Financial	October 24, 2012
Gerard G. Gorman	Officer
(Principal Financial and Accounting Officer)

*	Director	October 24, 2012
Morton Coleman

*	Director	October 24, 2012
Marcella LoCastro

*	Director	October 24, 2012
Brian A. Markison

*	Director	October 24, 2012
Mary E. Paetzold

*	Director	October 24, 2012
Don C. Stark

*	The undersigned does hereby sign this Amendment No. 1 to Registration Statement on behalf of the above indicated director of Immunomedics, Inc. pursuant to a power of attorney executed by such director.

By:	/s/ Gerard G. Gorman
Gerard G. Gorman
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

5.1	Opinion of DLA Piper LLP (US)***

23.1	Consent of Ernst & Young LLP, Independent Auditors**

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)***

24.1	Powers of Attorney***

*	To be filed, if necessary, by amendment as an exhibit to a report pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act or subsequent Current Report on Form 8-K.
**	Filed herewith.
***	Previously filed.